Exhibit 4.1

Supplemental Indenture dated October 31, 2008, among Targa Permian Intrastate LLC, a subsidiary of Targa Resources, Inc., Targa Resources Finance Corporation, the other

Subsidiary Guarantors and Wells Fargo Bank, National Association

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 31, 2008, among Targa Permian Intrastate LLC (“Guaranteeing Subsidiary”), a subsidiary of Targa Resources, Inc. (or its permitted successor), a Delaware corporation (the “Company”), Targa Resources Finance Corporation, a Delaware corporation (the “Co-Issuer”), the other Subsidiary Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the Co-Issuer have heretofore executed and delivered to the Trustee a senior unsecured indenture (the “Indenture”), dated as of October 31, 2005 providing for the issuance of 8 1/2% Senior Notes Due 2013 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances a Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s and the Co-Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and

WHEREAS, pursuant to Section 901 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO SUBSIDIARY GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Subsidiary Guarantee on the terms and subject to the conditions set forth in the Note Subsidiary Guarantee and in the Indenture including but not limited to Article 12 thereof.

3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company, the Co-Issuer or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation; provided that the foregoing shall not limit any of the Company’s or the Co-Issuer’s obligations under the Notes. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

4. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary, the Co-Issuer and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: October 31, 2008

TARGA PERMIAN INTRASTATE LLC

By:	/s/ Jeffrey J. McParland
	Name:	Jeffrey J. McParland
	Title:	Executive Vice President and Chief Financial Officer

TARGA RESOURCES, INC.

By:	/s/ Jeffrey J. McParland
	Name:	Jeffrey J. McParland
	Title:	Executive Vice President and Chief Financial Officer

TARGA RESOURCES FINANCE CORPORATION

By:	/s/ Jeffrey J. McParland
	Name:	Jeffrey J. McParland
	Title:	Executive Vice President and Chief Financial Officer

TARGA LOUISIANA FIELD SERVICES LLC

TARGA LOUISIANA INTRASTATE LLC

TARGA RESOURCES LLC

TARGA RESOURCES II LLC

TARGA RESOURCES HOLDINGS GP LLC

TARGA RESOURCES HOLDINGS LP

TARGA RESOURCES TEXAS GP LLC

TARGA TEXAS FIELD SERVICES LP

TARGA MIDSTREAM GP LLC

TARGA GAS MARKETING LLC

TARGA MIDSTREAM SERVICES LIMITED PARTNERSHIP (formerly known as Dynegy Midstream Services, Limited Partnership)

TARGA CO-GENERATION LLC (formerly known as Targa Energy Pipeline LLC; formerly known as Dynegy Energy Pipeline, L.L.C.)

TARGA INTRASTATE PIPELINE LLC (formerly known as Dynegy Intrastate Pipeline, L.L.C.)

TARGA LIQUIDS GP LLC (formerly known as Dynegy Liquids G.P., L.L.C.)

TARGA LIQUIDS MARKETING AND TRADE (formerly known as Dynegy Liquids Marketing and Trade)

TARGA NGL PIPELINE COMPANY LLC (formerly known as Dynegy NGL Pipeline Company, LLC)

TARGA OPI LLC (formerly known as Dynegy OPI, LLC)

TARGA RETAIL ELECTRIC LLC (formerly known as Targa Regulated Holdings LLC; formerly known as Dynegy Regulated Holdings LLC)

MIDSTREAM BARGE COMPANY LLC (formerly known as Midstream Barge Company L.L.C.)

TARGA GP INC.

TARGA LP INC.

TARGA NORTH TEXAS GP LLC

TARGA VERSADO GP LLC

TARGA STRADDLE GP LLC

TARGA PERMIAN GP LLC

TARGA DOWNSTREAM GP LLC

TARGA NORTH TEXAS LP

TARGA VERSADO LP

TARGA STRADDLE LP

TARGA PERMIAN LP

TARGA DOWNSTREAM LP

TARGA LSNG LP

TARGA LSNG GP LLC

TARGA RESOURCES GP LLC

By:	/s/ Jeffrey J. McParland
	Name:	Jeffrey J. McParland
	Title:	Executive Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Kim Ngan T. Nguyen
Authorized Signatory